Exhibit 99.1



INVESTORS:                                                         MEDIA:
John Standley                                                      Karen Rugen
717-214-8857                                                       717-730-7766
Kevin Twomey
717-731-6540
or investor@riteaid.com

FOR IMMEDIATE RELEASE

            RITE AID ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

           REPORTS FOURTH QUARTER NET INCOME, INCLUDING TAX BENEFIT,
   OF $.35 PER DILUTED SHARE COMPARED TO $.09 PER DILUTED SHARE IN PRIOR YEAR

REPORTS FISCAL 2005 NET INCOME, INCLUDING TAX BENEFIT, OF $.47 PER DILUTED SHARE
               COMPARED TO $.11 PER DILUTED SHARE IN FISCAL 2004

            REPORTS FOURTH QUARTER ADJUSTED EBITDA OF $167.9 MILLION COMPARED TO ADJUSTED EBITDA OF $216.9 MILLION IN PRIOR YEAR

             REPORTS FISCAL 2005 ADJUSTED EBITDA OF $725.9 MILLION
                   COMPARED TO $722.3 MILLION IN FISCAL 2004

                         Provides Fiscal 2006 Guidance

CAMP HILL, PA, April 7, 2005--Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its fourth quarter ended February 26, 2005.

Revenues for the 13-week fourth quarter were $4.34 billion versus revenues of $4.40 billion in the prior year fourth quarter. Revenues decreased 1.3 percent.

Same store sales decreased 0.9 percent during the fourth quarter as compared to the year-ago like period, consisting of a 1.1 percent pharmacy same store sales decrease and a 0.5 percent decrease in front-end same store sales. Prescription sales accounted for 61.9 percent of total sales, and third party prescription sales represented 93.6 percent of pharmacy sales.

Net income for the fourth quarter increased to $228.6 million or $.35 per diluted share compared to last year's fourth quarter net income of $59.4 million or $.09 per diluted share. The improvement was due to a $179.5 million or $.29 per diluted share income tax benefit from the reduction of a valuation allowance for deferred tax assets.

                                     -MORE-

Rite Aid Fourth Quarter Results Press Release - page 2

Adjusted EBITDA (which is reconciled to net income on the attached table) amounted to $167.9 million or 3.9 percent of revenues. This compares to $216.9 million or 4.9 percent of revenues for the like period last year. Adjusted EBITDA decreased $49.0 million due primarily to lower revenues and higher selling, general and administrative expenses partially offset by improved gross margins.

"We had a difficult quarter as we continued to feel the negative impact of the United Auto Workers mandatory mail program," said Mary Sammons, Rite Aid president and CEO. "With the roll out of our new pharmacy dispensing system completed, our new customer satisfaction tracking system in place and the recent strengthening of our field pharmacy management team, we are doing the right things to get sales back on track. This includes programs to improve the total customer experience and the start-up of our own pharmacy benefit management company with mail capabilities. Going forward we are substantially increasing the investment we are making in our store base, including opening new and relocated stores with a new more customer-friendly design and remodeling existing stores."

In the fourth quarter, the company opened four new stores, relocated four stores, acquired two stores, closed 13 stores and remodeled 18 stores. Stores in operation at the end of the quarter totaled 3,356.

Year-End Results
----------------

For the 52-week fiscal year ended February 26, 2005, Rite Aid had revenues of $16.8 billion as compared to revenues of $16.6 billion for the prior year. Revenues increased 1.3%.

Same store sales increased 1.6 percent, consisting of a 1.6 percent pharmacy same store sales increase and a 1.6 percent increase in front-end same store sales. Prescription sales accounted for 63.6 percent of total sales, and third party prescription sales were 93.5 percent of pharmacy sales.

Net income for the year was $302.5 million, or $.47 per diluted share, compared to net income of $83.4 million or $.11 per diluted share for last year. The improvement in results was due primarily to a $38.8 million positive impact from a LIFO credit, a $17.8 million decrease in depreciation and amortization expense, an $18.6 million reduction in interest expense, a $16.1 million reduction in loss on debt modifications and retirements and a $119.8 million increase in an income tax benefit primarily from the reduction of a valuation allowance for deferred tax assets. The tax benefit increased net income by $179.5 million or $.32 per diluted share.

As computed on the attached table, adjusted EBITDA for the year was $725.9 million or 4.3 percent of revenues compared to $722.3 million or 4.3 percent of revenues for the prior year.

During the year, the company reduced debt by $580 million to $3.3 billion from $3.9 billion.

For the year, the company opened seven new stores, relocated 13 stores, acquired five stores, closed 38 stores and remodeled 172 stores. Stores in operation at the end of the year totaled 3,356.

Company Announces Guidance for Fiscal 2006
------------------------------------------

Rite Aid announces that it expects sales of $17.3 billion to $17.7 billion in fiscal 2006 which has 53 weeks, with same stores sales improving 1.4 percent to
3.4 percent over fiscal 2005. Net income for fiscal 2006 is expected to be between $45 million and $71 million or between $.02 and $.07 per diluted share. Adjusted EBITDA, as reconciled on the attached table, for fiscal 2006 is expected to be $700 million to $750 million. The company said that capital expenditures are expected to be in the range of $350 million to $400 million before any proceeds from property sales and leasebacks.

                                     -MORE-

Rite Aid Fourth Quarter Results Press Release - page 3


"As you can see from our guidance, we expect to deliver another profitable year," Sammons said. "We anticipate that the negative factors currently impacting our pharmacy sales will continue through the first half of the year, but that we will see marked improvement from our initiatives during the second half of fiscal 2006."

Sammons said the company expects to open approximately 80 new and relocated stores and remodel approximately 200 stores in fiscal 2006.

Conference Call Broadcast
-------------------------

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Standard Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Standard Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Standard Time today until 2 p.m. Eastern Standard Time on April 9. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 5171295.

Rite Aid Corporation is one of the nation's leading drugstore chains with annual revenues of $16.8 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company's website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third-party payors to reduce prescription drug reimbursements and encourage mail order, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the 8-K furnished to the Securities and Exchange Commission on April 7, 2005 for definition, purpose and reconciliation of non-GAAP financial measures referred to herein.

                                      ###

                                               RITE AID CORPORATION AND SUBSIDIARIES

                                                    CONSOLIDATED BALANCE SHEETS
                                                       (Dollars in thousands)
                                                            (unaudited)

                                                                                      February 26, 2005   February 28, 2004
                                                                                     ------------------- -------------------

                                       ASSETS
Current assets:
      Cash and cash equivalents                                                           $     162,821       $     334,755
      Accounts receivable, net                                                                  483,455             670,004
      Inventories, net                                                                        2,310,153           2,223,171
      Prepaid expenses and other current assets                                                  50,325             150,067
                                                                                     ------------------- -------------------
           Total current assets                                                               3,006,754           3,377,997
Property, plant and equipment, net                                                            1,733,694           1,882,763
Goodwill                                                                                        684,535             684,535
Other intangibles, net                                                                          179,480             176,672
Other assets                                                                                    328,120             123,667
                                                                                     ------------------- -------------------
           Total assets                                                                   $   5,932,583       $   6,245,634
                                                                                     =================== ===================

                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
      Current maturities of long-term debt and lease financing obligations                $     223,815       $      23,976
      Accounts payable                                                                          757,571             758,290
      Accrued salaries, wages and other current liabilities                                     690,351             701,484
                                                                                     ------------------- -------------------
           Total current liabilities:                                                         1,671,737           1,483,750
Convertible notes                                                                               247,500             246,000
Long-term debt, less current maturities                                                       2,680,998           3,451,352
Lease financing obligations, less current maturities                                            159,023             170,338
Other noncurrent liabilities                                                                    850,391             902,471
                                                                                     ------------------- -------------------
           Total liabilities                                                                  5,609,649           6,253,911

Commitments and contingencies                                                                         -                   -
Stockholders' equity (deficit):
      Preferred stock - Series D                                                                      -             417,803
      Preferred stock - Series E                                                                120,000                   -
      Preferred stock - Series F                                                                113,081                   -
      Preferred stock - Series G                                                                113,081                   -
      Preferred stock - Series H                                                                113,081                   -
      Common stock                                                                              520,438             516,496
      Additional paid-in capital                                                              3,116,111           3,133,277
      Accumulated deficit                                                                    (3,750,853)         (4,052,974)
      Accumulated other comprehensive loss                                                      (22,005)            (22,879)
                                                                                     ------------------- -------------------
           Total stockholders' equity (deficit)                                                 322,934              (8,277)
                                                                                     ------------------- -------------------
           Total liabilities and stockholders' equity (deficit)                           $   5,932,583       $   6,245,634
                                                                                     =================== ===================

                                               RITE AID CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Dollars in thousands, except per share amounts)
                                                            (unaudited)

                                                                               Thirteen Weeks ended  Thirteen Weeks ended
                                                                                February 26, 2005     February 28, 2004
                                                                               --------------------  --------------------

Revenues                                                                             $   4,340,840         $   4,396,346
Costs and expenses:
       Costs of goods sold, including occupancy costs                                    3,220,766             3,307,411
       Selling, general and administrative expenses                                        973,428               929,342
       Store closing and impairment charges                                                 24,392                21,775
       Interest expense                                                                     69,898                77,413
       Gain on debt modifications and retirements, net                                        (196)                    -
       Loss on sale of assets and investments, net                                           3,570                 2,306
                                                                               --------------------  --------------------
                                                                                         4,291,858             4,338,247
                                                                               --------------------  --------------------
Income before income taxes                                                                  48,982                58,099

Income tax benefit                                                                        (179,610)               (1,277)
                                                                               --------------------  --------------------
       Net income                                                                    $     228,592         $      59,376
                                                                               ====================  ====================
Basic and diluted income per share:

Numerator for income per share:
       Net income                                                                     $    228,592           $    59,376
       Accretion of redeemable preferred stock                                                 (25)                  (24)
       Cumulative preferred stock dividends                                                 (9,653)               (8,192)
       Preferred stock beneficial conversion                                                     -                  (625)
       Premium to repurchase preferred stock                                                (5,650)                    -
                                                                               --------------------  --------------------
       Income attributable to common stockholders - basic                             $    213,264           $    50,535
       Add back - Interest on convertible debt                                               2,968                 2,968
       Add back - Cumulative preferred stock dividends                                       7,240                     -
                                                                               --------------------  --------------------
       Income attributable to common stockholders - diluted                           $    223,472           $    53,503
                                                                               ====================  ====================
Denominator:
       Basic weighted average shares                                                       520,576               516,456
       Outstanding options                                                                   7,624                19,405
       Convertible debt                                                                     38,462                38,462
       Convertible preferred stock - LGP                                                    61,681                     -
       Convertible preferred stock - HiMeds                                                 11,639                     -
                                                                               --------------------  --------------------
       Diluted weighted average shares                                                     639,982               574,323
                                                                               ====================  ====================

       Basic income per share                                                        $        0.41         $        0.10
       Diluted income per share                                                      $        0.35         $        0.09

                                               RITE AID CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF OPERATIONS
                                          (Dollars in thousands, except per share amounts)
                                                            (unaudited)


                                                                                   Fifty-two Weeks      Fifty-two Weeks
                                                                                 ended February 26,    ended February 28,
                                                                                        2005                  2004
                                                                                --------------------  ---------------------

Revenues                                                                             $   16,816,439        $   16,600,449
Costs and expenses:
       Costs of goods sold, including occupancy costs                                    12,608,988            12,568,729
       Selling, general and administrative expenses                                       3,721,442             3,624,226
       Store closing and impairment charges                                                  35,655                22,074
       Interest expense                                                                     294,871               313,498
       Loss on debt modifications and retirements, net                                       19,229                35,315
       Loss on sale of assets and investments, net                                            2,247                 2,023
                                                                                -------------------------------------------

                                                                                         16,682,432            16,565,865
                                                                                -------------------------------------------

Income before income taxes                                                                  134,007                34,584

Income tax benefit                                                                         (168,471)              (48,795)

                                                                                --------------------  ---------------------
       Net income                                                                    $      302,478        $       83,379
                                                                                ====================  =====================

Basic and diluted income per share:

Numerator for income per share:
       Net income                                                                    $      302,478        $       83,379
       Accretion of redeemable preferred stock                                                 (102)                 (102)
       Cumulative preferred stock dividends                                                 (35,226)              (24,098)
       Preferred stock beneficial conversion                                                      -                  (625)
       Premium to repurchase preferred stock                                                 (5,650)                    -
                                                                                --------------------  ---------------------
       Income attributable to common stockholders - basic                            $      261,500         $      58,554
       Add back - Interest on convertible debt                                               11,872                     -
       Add back - Cumulative preferred stock dividends                                       26,420                     -
                                                                                --------------------  ---------------------
       Income attributable to common stockholders - diluted                          $      299,792         $      58,554
                                                                                --------------------  ---------------------

Denominator:
       Basic weighted average shares                                                        518,716               515,822
       Outstanding options                                                                   12,293                10,009
       Convertible debt                                                                      38,462                     -
       Convertible preferred stock - LGP                                                     61,681                     -
       Convertible preferred stock - HiMeds                                                   2,910                     -
                                                                                --------------------  ---------------------
       Diluted weighted average shares                                                      634,062               525,831
                                                                                ====================  =====================

       Basic income per share                                                        $         0.50        $         0.11
       Diluted income per share                                                      $         0.47        $         0.11


                                               RITE AID CORPORATION AND SUBSIDIARIES

                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                       (Dollars in thousands)
                                                            (unaudited)



                                                                                   Fifty-two Weeks       Fifty-two Weeks
                                                                                  ended February 26,    ended February 28,
                                                                                         2005                  2004
                                                                                 -------------------   -------------------

Operating activities:
Net income                                                                          $     302,478         $      83,379

Adjustments to reconcile to net cash provided by operations:
      Depreciation and amortization                                                        246,742               264,584
      Stock-based compensation expense                                                      19,018                29,821
      Store closings and impairment                                                         35,655                22,074
      Loss on debt modifications and retirements, net                                       19,229                35,315
      Loss on sale of assets and investments, net                                            2,247                 2,023
      Net proceeds from new accounts receivable securitization                             150,000                     -
      Changes in income tax receivables and payables                                      (148,706)              (61,209)
      Tax benefit from the exercise of options                                               5,293                     -
      Change in operating assets and liabilities                                          (113,510)             (148,472)
                                                                                 -------------------   -------------------
             Net cash provided by operating activities                                     518,446               227,515

Investing activities:
      Expenditures for property, plant and equipment                                      (190,792)             (250,668)
      Intangible assets acquired                                                           (31,625)              (16,705)
      Proceeds from sale-leaseback transactions                                             94,151                     -
      Proceeds from dispositions                                                             9,281                25,223
                                                                                 -------------------   -------------------
             Net cash used in investing activities                                        (118,985)             (242,150)

Financing activities:
      Principal payments on long-term debt                                                 (82,116)             (264,324)
      Principal payments on bank credit facilities                                      (1,151,125)           (1,372,500)
      Proceeds from issuance of new bank credit facilities                                 438,015             1,150,000
      Change in zero balance cash accounts                                                  25,792                (4,613)
      Proceeds from the issuance of preferred stock                                        121,250                     -
      Payments for the redemption of preferred stock                                      (118,651)                    -
      Payments for preferred stock dividends                                                (1,060)                    -
      Proceeds from the issuance of common stock                                             3,041                 3,541
      Proceeds from issuance of bonds                                                      200,000               502,950
      Deferred financing costs paid                                                         (6,541)              (30,985)
                                                                                 -------------------   -------------------
             Net cash used in financing activities                                        (571,395)              (15,931)
                                                                                 -------------------   -------------------
 Decrease in cash and cash equivalents                                                    (171,934)              (30,566)
 Cash and cash equivalents, beginning of period                                            334,755               365,321
                                                                                 -------------------   -------------------
 Cash and cash equivalents, end of period                                            $     162,821         $     334,755
                                                                                 ===================   ===================


                                               RITE AID CORPORATION AND SUBSIDIARIES
                                                      SUPPLEMENTAL INFORMATION
                                          RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                           (In thousands)


                                                                                       Thirteen Weeks        Thirteen Weeks
                                                                                     ended February 26,    ended February 28,
                                                                                            2005                  2004
                                                                                    --------------------  --------------------


Reconciliation of net income to adjusted EBITDA:
      Net income                                                                        $     228,592         $      59,376
      Adjustments:
           Interest expense                                                                    69,898                77,413
           Recurring income tax expense                                                          (110)                7,340
           Income tax valuation allowance reduction and favorable tax settlements            (179,500)               (8,617)
           Depreciation and amortization                                                       61,161                68,729
           LIFO credits (a)                                                                   (36,195)               (5,524)
           Store closing and impairment charges                                                24,392                21,775
           Stock-based compensation expense                                                     4,492                 3,865
           Loss on sale of assets and investments, net                                          3,570                 2,306
           Gain on debt modifications and retirements, net (b)                                   (196)                    -
           Litigation settlements, net (c)                                                    (12,058)              (12,647)
           Legal and accounting expenses (d)                                                      841                 1,273
           Closed store liquidation expense (e)                                                 2,597                 1,459
           Other                                                                                  404                   141
                                                                                    --------------------  --------------------
                    Adjusted EBITDA                                                     $     167,888         $     216,889
                                                                                    ====================  ====================
                    Percent of revenues                                                         3.87%                 4.93%


          Notes:

               (a)      Represents non-cash credits to value our inventories under the last-in first-out ("LIFO") method.

               (b)      Represents loss related to debt modifications and retirements, net.

               (c)      Represents net impact of non-recurring litigation.

               (d)      Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

               (e)      Represents costs to liquidate inventory at stores that are in the process of closing.


                                               RITE AID CORPORATION AND SUBSIDIARIES
                                                      SUPPLEMENTAL INFORMATION
                                          RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
                                                           (In thousands)


                                                                                    Fifty-two Weeks      Fifty-two Weeks
                                                                                  ended February 26,      ended February
                                                                                         2005                28, 2004
                                                                                  -------------------  -------------------

Reconciliation of net income to adjusted EBITDA:
     Net income                                                                      $     302,478         $      83,379
     Adjustments:
          Interest expense                                                                 294,871               313,498
          Recurring income tax expense                                                      11,029                10,925
          Income tax valuation allowance reduction and favorable tax settlements          (179,500)              (59,720)
          Depreciation and amortization                                                    246,742               264,584
          LIFO (credits) charges (a)                                                       (18,919)               19,873
          Store closing and impairment charges                                              35,655                22,074
          Stock-based compensation expense                                                  19,018                29,821
          Loss on sale of assets and investments, net                                        2,247                 2,023
          Loss on debt modifications and retirements, net (b)                               19,229                35,315
          Litigation settlements, net (c)                                                  (26,241)              (20,742)
          Legal and accounting expenses (d)                                                  8,891                15,102
          Closed store liquidation expense (e)                                               8,446                 5,629
          Other                                                                              2,004                   508
                                                                                  -------------------  -------------------
                   Adjusted EBITDA                                                   $     725,950         $     722,269
                                                                                  ==================-  ===================
                   Percent of revenues                                                       4.32%                 4.35%


     Notes:

          (a)      Represents non-cash (credits) charges to value our inventories under the last-in first-out
                   ("LIFO") method.

          (b)      Represents loss related to debt modifications and retirements, net.

          (c)      Represents net impact of non-recurring litigation.

          (d)      Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, to defend prior management, and for transaction consultation.

          (e)      Represents costs to liquidate inventory at stores that are in the process of closing.


                                   RITE AID CORPORATION AND SUBSIDIARIES
                                          SUPPLEMENTAL INFORMATION
                     RECONCILIATION OF NET INCOME GUIDANCE TO ADJUSTED EBITDA GUIDANCE
                                               (In thousands)


                                                                               Guidance Range
                                                                      --------------------------------
                                                                            Low             High
                                                                      ---------------  ---------------
                                                                        Year Ending      Year Ending
                                                                       March 4, 2006    March 4, 2006
                                                                      ---------------  ---------------

Reconciliation of net income to adjusted EBITDA:

       Net income                                                       $   45,000       $   71,000
       Adjustments:
          Interest expense                                                 286,000          286,000
          Income tax expense, net                                           31,000           55,000
          Depreciation and amortization                                    254,000          254,000
          LIFO charge                                                       30,000           30,000
          Store closing, liquidation, and impairment charges                31,000           31,000
          Stock-based compensation expense                                  23,000           23,000
                                                                      ---------------  --------------
                     Adjusted EBITDA                                    $  700,000       $  750,000
                                                                      ===============  ==============

          Diluted income per share                                      $     0.02       $     0.07
